EXHIBIT 1

                          LETTERHEAD - BARBARA HARDING

March 16, 2001

Dear Vista Stockholder:

Our 2001 Annual Meeting of Stockholders will be held in Phillipsburg, New Jersey on Thursday, April 26, 2001 beginning at 9:30 a.m. local time.

We are in the process of preparing our proxy statement for this meeting. This will be mailed to you shortly, along with a proxy card and our 2000 Annual Report.

This year, however, you will also be receiving a separate mailing from a group of persons calling themselves the "Committee to Preserve Shareholder Value." Our local newspaper, The Express Times, ran its initial article on this group's planned proxy fight on March 14, 2001 and a subsequent article on March 15, 2001. Reprints of these articles are enclosed.

We anticipate this group will mail its proxy materials to you in the very near future.

So you will most likely receive separate sets of information, and proxy cards, from each side in the near future. These mailings will probably arrive a few days apart. In the interests of making a fully informed decision, we urge you not to return either side's proxy card until you have had an opportunity to review both sides' materials.

Our proxy materials will fully explain our position, and our reasons for vigorously opposing this group. Vista's management and Board will be sending you a BLUE form of proxy.

Please do not take any action, or return ANY WHITE CARD sent to you by this group, until you receive our proxy materials and our BLUE PROXY CARD that we will be sending you shortly.

Thank you for your attention and continuing support.

Very truly yours,


Barbara Harding
Chief Executive Officer

enclosure

                               The Express-Times
                                     Money

         Business editor: Julia Bauer, 610-258-7171, Ext. 3630; e-mail:
                            money@express-times.com

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                           Wednesday, March 14, 2001

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                               --------------------------

                               Proxy

                               battle

                               looms

                               Vista investor
                               seeking control.

                               By JULIA BAUER
                               The Express-Times

      PHILLIPSBURG -- Stockholders of Vista Bancorp are embroiled in a proxy fight that could lead to the sale of the bank.

      Shareholders will be getting two proxy forms, for two slates of candidates -- one that supports New Jersey investor Lawrence Seidman and another approved by the Vista-bank board.

      Vista includes nine branches of the former Phillipsburg National Bank in New Jersey and five sites of the former Twin Rivers Community Bank in Pennsylvania.

      Documents filed with the Securities and Exchange Commission on Monday traced the path of the proxy battle:

      o Jan. 25 -- Seidman meets with bank president Barbara Harding and officers of the bank.

      "He just appeared and he made some demands," Harding said. One demand -- a new seat on the 10-member board. The board rejects Seidman's request.

      o Feb. 15 -- The board changes its bylaws to bar directors with banking violations. In 1994, the New Jersey Office of Thrift Supervision issued a cease-and-desist order against Seidman for "recklessly engaging in unsafe and unsound business practices." He faced a three year penalty and a $20,800 fine.

      "It doesn't stop me from being a director of any bank," Seidman said Tuesday. "They're afraid to have somebody on the board who may not be on their team."

      o Feb. 22 -- Seidman files for an injunction against the new bylaws that would bar him from running for director.

      o Monday -- Superior Court Judge Susan Reisner denies Seidman's case, ruling that the bank would face more harm from seating a director with a banking law violation than Seidman would face if barred from being director.

      Seidman said the issue is all economics -- Vista is underperforming, and would be a good buy for at least fourbigger banks.

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                               The Express-Times
                                     Money

         Business editor: Julia Bauer, 610-258-7171, Ext. 3630; e-mail:
                            money@express-times.com

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                            Thursday, March 15, 2001

================================================================================

                           Vista files proxy with SEC

Bank board says "blue vote" will help protect the bank's stockholders.

By JULIA BAUER
The Express-Times

      PHILLIPSBURG -- The proxy battle is heating up between the Vista Bancorp and the cross-state investors who say the bank should be sold.

      On Wednesday, the Vista board filed its proxy statement with the Securities and Exchange Commission asking shareholders to "vote blue" for the April 26 election of three incumbent directors.

      A day earlier, opponents sent white ballots for more than 5 million shares held by the bank's investors. The rival slate backs a plan to sell the Phillipsburg-based bank.

      Vista was formed in September from sister banks Phillipsburg National Bank in New Jersey and Twin Rivers Community Bank in Pennsylvania. The combined bank has 15 locations in the Lehigh Valley and Warren and Hunterdon counties.

      Votes can be cast as late as the April 26 annual meeting at Warren Hospital, and the most recent ballot counts, bank officials said, for shareholders of record on March 12.

      On the blue ballot, the Vista board is nominating its incumbents:

      o Richard A. Cline, 67, of Stewartsville, retired; former vice chairman of board;

      o Dr. James T. Finegan Jr., 41, an ophthalmologist from Lopatcong Township; and

      o David L. Hensley, 54, of Lower Nazareth Township, executive vice president of Vista Bancorp.

      The opposition slate, listed on a white ballot from the Committee to Preserve Shareholder Value, backs investor Lawrence Seidman. Those candidates are:

      o Peter R. Bray, 52, a lawyer from Wayne, N.J.;

      o Richard Baer, 53, president of Casper Partition System Inc., in Summit, N.J.; and

      o Dennis Pollack, 50, president and executive officer of Pegasus Funding Group, from Woodcliff Lake, N.J.

      The Vista board's letter to shareholders Wednesday blasted Seidman's bid to sell the bank.

      "This group wants to force Vista to sell its franchise at a time when market conditions may not be ideal," bank President Barbara Harding wrote stockholders. "Furthermore, this group has apparently no regard to maintaining Vista as a community asset -- a friendly, service- and performance-driven banking alternative to the very large, impersonal regional and national banking organizations."

      In February, the board refused to seat Seidman as a director, citing his violation issued by the New Jersey Office of Thrift Supervision in 1994. He got a three-year penalty and a $20,800 fine for attempting to obstruct an investigation and asking a witness to withhold facts from an thrift supervision investigation.

      Seidman said he's trying to look out for the bank's stockholders.

      "Their performance is not up to par with other commercial banks," Seidman said Tuesday.

      He compared Vista's return on average assets at 1.06 percent to the mean return of 1.37 percent from four bigger banks -- Fulton Financial Corp. at 1.51, Valley National Bancorp at 1.71, United National Bancorp at 1.26, and Commerce Bancorp Inc. at 1.

      The Vista board asked shareholders to vote for people they know.

      "This Seidman-led group wants to replace our ... directors, who collectively hold 6 percent of outstanding common stock, with three persons who collectively hold less than 1 percent," the board wrote.

      The Vista proxy also listed the local bank's financial accomplishments:

      o Net income increased from $4.1 million to $7.0 million, a compound annual growth rate of 11.3 percent;

      o Assets increased from $457 million to $695 million.

      Vista shares closed at $21.50, up 50 cents, on Wednesday.

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                                  THE DETAILS
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o In February, the board refused to seat Seidman as a director, citing his violation issued by the New Jersey Office of Thrift Supervision in 1994.

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